UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

HEALTH NET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

21650 Oxnard Street

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 21, 2008, Health Net, Inc. (the “Company”) received an arbitration decision in a case involving the Company’s rescission of an individual health insurance policy. The rescission was based on the Company’s discovery that the claimant suffered from a heart condition that was not disclosed on her application for insurance coverage. The arbitrator issued a binding interim arbitration award of approximately $9.4 million to the claimant for her unpaid medical expenses, emotional distress and punitive damages, and has awarded attorneys’ fees to the claimant, which amount has yet to be determined. To provide for this judgment, the Company has accrued $10.0 million, including estimated attorneys’ fees, in its financial statements for the year ended December 31, 2007. This award will be paid from available cash on hand.

As a result of recording this arbitration award, certain financial information included in the Company’s earnings release issued on February 5, 2008 has been updated. Net income and diluted earnings per share for the fourth quarter of 2007 have been updated from previously reported amounts of $123.4 million and $1.10 per diluted share, respectively, to $116.9 million and $1.04 per diluted share. The total pretax litigation and regulatory-related charge recorded during the full year 2007 has been updated from the previously reported amount of $296.8 million to $306.8 million, or from $1.90 per diluted share to $1.96 per diluted share.

Financial tables updating the Company’s earnings release issued on February 5, 2008 announcing financial results for the quarter and year ended December 31, 2007 are filed as Exhibit 99.1 to this Form 8-K and are hereby incorporated in this Item 2.02 by reference.

The attached financial tables include certain information, such as adjusted days claims payable, net income and earnings per share excluding the charge, that is considered non-GAAP financial information. The Company believes this presentation of non-GAAP financial information is useful to investors because it excludes certain expenses and other items that the Company believes are not indicative of our core operating results. Management refers to the various non-GAAP financial measures included in the following financial tables to facilitate internal and external comparisons to the Company’s historical operating results and for forecasting purposes. This non-GAAP financial information should be considered in addition to, not as a substitute for financial information prepared in accordance with GAAP. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Financial information for the quarter and year ended December 31, 2007 for Health Net, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008

HEALTH NET, INC.

By:	/s/ Linda V. Tiano
Linda V. Tiano Senior Vice President, General Counsel and Secretary